Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-258637, 333-258636, 333-221176, 333-201636, 333-192019, 333-165261, 333-155304, 333-138716, 333-130270, 333-120395, 333-118322, 333-95901, 333-89008, and 333-43787 on Form S-8 of our report dated February 24, 2022 (August 4, 2022, as to the change of segment reporting disclosed in Notes 2 and 11) relating to the consolidated financial statements and financial statement schedule of Iron Mountain Incorporated, appearing in this Current Report on Form 8-K of Iron Mountain Incorporated dated August 4, 2022.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
August 4, 2022